UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2022 (August 22, 2022)

Cedar Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-31817	42-1241468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

(757) 627-9088

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06 par value per share	CDR	New York Stock Exchange
7.25% Series B Cumulative Redeemable Preferred Stock	CDRpB	New York Stock Exchange
6.5% Series C Cumulative Redeemable Preferred Stock	CDRpC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K (this “Form 8-K”) is being filed in connection with the consummation, on August 22, 2022 (the “Closing Date”), of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 2, 2022, as amended (the “Merger Agreement”), by and among Wheeler Real Estate Investment Trust, Inc. (“WHLR” ), WHLR Merger Sub Inc., a wholly owned subsidiary of WHLR (“Merger Sub I”), WHLR OP Merger Sub LLC, a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), Cedar Realty Trust, Inc. (the “Company” or “Cedar”), and Cedar Realty Trust Partnership, L.P., the operating partnership of Cedar (“Cedar OP”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub II merged with and into Cedar OP, with Cedar OP being the surviving limited partnership resulting from such merger, and immediately following such merger, Merger Sub I merged with and into Cedar, with Cedar being the surviving company resulting from such merger (together, the “Mergers”). The following events took place in connection with the consummation of the Mergers.

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

In connection with the consummation of the Mergers, on August 22, 2022, Cedar OP (the “Borrower”) entered into a Loan Agreement (the “Loan Agreement”) with KeyBanc Capital Markets, as Lead Arranger and Bookrunner, and KeyBank National Association, as administrative agent (in such capacity, the “Agent”) and as lender (in such capacity, the “Lender”).

Under the Loan Agreement, the Lender has made a loan to the Borrower in the principal amount of $130 million (the “Loan”), with a scheduled maturity date of August 22, 2023 (such date, or any earlier date on which the entire Loan is required to be paid in full by acceleration or otherwise, the “Maturity Date”).

The outstanding principal balance of the Loan bears interest at the Applicable Margin plus, at the Borrowers’ election, either (a) the Daily Simple SOFR rate plus 0.10%, (b) the Term SOFR rate plus 0.10% (the “Adjusted Term SOFR Rate”), or (c) the highest of (i) the rate of interest publicly announced by the Agent as its prime rate from time to time, (ii) the federal funds effective rate from time to time plus 0.50% per annum, and (iii) the 1-month Adjusted Term SOFR plus 1.00 per annum (the “Base Rate”). The Applicable Margin is (i) for the period through and including February 22, 2023, 1.50% for Base Rate Loans and 2.50% for SOFR Loans, and (ii) from and after February 23, 2023, 3.00% for Base Rate Loans and 4.00% for SOFR Loans. Interest on the principal balance of the Loan will accrue from and after the date of the Loan Agreement until the obligations under the Loan Agreement and the other loan documents executed in connection with the Loan Agreement (together with the Loan Agreement, the “Loan Documents”) are paid in full. The Borrower may prepay and terminate the Loan without penalty, subject to certain restrictions and costs specified in the Loan Agreement.

Commencing on August 31, 2022 and continuing thereafter, the Borrower will pay interest in arrears on (i) if the Loan is accruing interest at the Base Rate or the Daily Simple SOFR rate, the last day of each calendar month, and (ii) if the Loan is accruing interest at the Term SOFR rate, the last day of each calendar month and the last day of each applicable interest period. The unpaid principal balance is due on the Maturity Date.

There is no material relationship between the Company and its affiliates and the Lender and its affiliates.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Guaranty

In connection with the consummation of the Mergers, on August 22, 2022, the Company has entered into a Guaranty of the obligations of the Borrower under the Loan Agreement and the other Loan Documents. In addition to the Company, the obligations of the Borrower under the Loan Agreement and the other Loan Documents are also guaranteed by WHLR and certain subsidiaries of the Borrower (the “Subsidiary Guarantors”).

The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Guaranty, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Environmental Compliance and Indemnity Agreement

In connection with the Loan Agreement, the Company has also entered into the Environmental Compliance and Indemnity Agreement (the “Environmental Indemnity Agreement”) pursuant to which the Company, the Borrower, the Subsidiary Guarantors and WHLR assumed certain indemnification and other obligations with respect to environmental matters relating to the properties owned by the Subsidiary Guarantors.

The foregoing description of the Environmental Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 1.01 and Item 2.03 of this Form 8-K is incorporated into this Item 5.01 by reference.

At the effective time of the Mergers, each outstanding share of common stock of Cedar and outstanding common unit of Cedar OP held by persons other than Cedar immediately prior to the Mergers was cancelled and converted into the right to receive a cash payment of $9.48 per share or unit. The aggregate merger consideration paid to the common shareholders and common unitholders of Cedar was $130 million, which was funded with the proceeds of the Loan.

In addition, prior to consummation of the Mergers, Cedar's Board of Directors declared a special dividend on shares of Cedar’s outstanding common stock of $19.52 per share, payable to holders of record of Cedar’s common stock at the close of business on August 19, 2022.

As a result of the Mergers, WHLR acquired all of the outstanding shares of Cedar’s common stock, which will no longer be traded on the New York Stock Exchange (“NYSE”), and Cedar became a “wholly-owned subsidiary” of WHLR (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934). Cedar’s outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock remain outstanding and will continue to trade on the NYSE.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2022, following completion of the Mergers, WHLR, as the sole common stockholder of the Company, took action by written consent to appoint four additional directors to the Company’s board of directors (the “Board”). The four directors appointed to the Board were Kerry G. Campbell, E.J. Borrack, Crystal Plum and Paula J. Poskon, joining M. Andrew Franklin, who became a director as a result of the Mergers. The Board also took action to reduce the size of the Board from eight to five directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Loan Agreement, dated as of August 22, 2022, by and between Cedar Realty Trust Partnership, L.P. as Borrower, KeyBank National Association as Administrative Agent, KeyBanc Capital Markets as Lead Arranger and Bookrunner, and the Lenders party thereto. *
10.2	Guaranty, dated August 22,2022, made by Cedar Realty Trust, Inc.
10.3	Environmental Compliance and Indemnity Agreement, dated as of August 22, 2022, made by Wheeler Real Estate Investment Trust, Inc., Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P., and certain subsidiaries of Cedar Realty Trust Partnership, L.P. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted exhibit to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

By:	/s/ M. Andrew Franklin
M. Andrew Franklin
Chief Executive Officer and President

Date: August 25, 2022

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